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                                                         September 26, 2000


Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653


RE:   ALLMERICA SELECT SEPARATE ACCOUNT OF ALLMERICA FINANCIAL
      LIFE INSURANCE AND ANNUITY COMPANY
      FILE NO'S: 333-90531 AND 811-6632

Gentlemen:

In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Pre-Effective Amendment No. 2 to the Registration Statement for Allmerica Select Separate Account on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Allmerica Select Separate Account is a separate account of the company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in Allmerica Select Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Pre-Effective Amendment No. 2 to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Pre-Effective Amendment No. 2 to the Registration Statement for Allmerica Select Separate Account on Form N-4 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                        Very truly yours,

                                        /s/ Sheila B. St. Hilaire
                                        ---------------------------------
                                        Sheila B. St. Hilaire
                                        Assistant Vice President and Counsel